SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities and Exchange Act

                                October 25, 2002
                                ----------------

                          EMERGING MARKETS CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                      000-28527                    52-2201502
   --------                      ---------                   ------------
(State or other            (Commission File Number)         (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)

                               121 Springwind Way
                           Castleberry, Florida 32702
                            ------------------------
                    (Address of Principal Executive Offices)

                                 (407) 620-1063
                                 --------------
                         (Registrant's Telephone Number)


           -----------------------------------------------------------
          (Former Name or Former Address if changed Since Last Report)
                            221 W. 2nd St., Suite 627
                              Littlerock, AR 72201

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         None

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On or about August 7, 2002, Emerging Markets Corporation entered into a Stock Purchase Agreement whereby Emerging Markets Corporation acquired all of the common stock of Elangaz Corporation in exchange for two million shares of the Registrant. Elangaz is a company organized under the laws of the Republic of Moldova and is an importer and supplier of propane and butane gas in Northern Moldova.

         On or about September 15, 2002 Emerging Markets Corporation and Elangaz entered into an addendum to the Stock Purchase Agreement rescinding the transaction whereby Emerging Markets Corporation acquired all of the common stock of Elangaz. The transaction was rescinded as the necessary financial information was not timely available for Elangaz.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         None.

ITEM 5.  OTHER EVENTS

         None.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         None.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         1.0 - Addendum to Stock Purchase Agreement

ITEM 8.  CHANGE IN FISCAL YEAR

         None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Diversified has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, this 25th day of October, 2002.

EMERGING MARKETS CORPORATION

By: /s/ Octavian Chiriac
    -------------------------
    Octavian Chiriac
    President and Chief Executive Officer